EXHIBIT 99.1

[LOGO OF CENTRAL GARDEN & PET]

Corporate Office
3697 Mt. Diablo Blvd., Suite 310
Lafayette, CA 94549
(925) 283-4573
Fax (925) 283-4984

FOR IMMEDIATE RELEASE

Contact:    Gregory Reams
Central Garden & Pet
(925) 283-4573

SUMMARY JUDGMENT MOTION GRANTED IN SCOTTS LITIGATION

LAFAYETTE, CALIFORNIA, June 28, 2002 —Central Garden & Pet Company (NASDAQ: CENT) announced that on June 26, 2002, the United States District Court for the Northern District of California granted The Scotts Company’s motion for summary judgment against Central in the suit which Central had originally filed in July 2000 seeking damages and injunctive relief as well as restitution for, among other things, violation of the federal antitrust laws. Central intends to appeal the order granting summary judgment to Scotts.

Central does not anticipate any charge to earnings based on the court’s decision and expects that future litigation costs relating to this case will be reduced substantially.

Central Garden & Pet Company is a leading producer of consumer garden and pet products. Central’s proprietary branded products include Pennington Seed®, Norcal Pottery™, AMDRO®, Maxide®, Strike®, Lilly Miller®, Grant’s®, and Matthews® Four Seasons garden products, and All-Glass®, Oceanic Systems®, Island®, Kaytee®, TFH®, Nylabone®, Zodiac®, and Four Paws® pet products. For additional information on Central Garden & Pet, including access to the Company’s SEC filings, please visit the Company’s website at http://www.centralgardenandpet.com.